Exhibit 10.1
SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”), dated as of March 31, 2011, is entered into by and among Wave Uranium Holding now FBC Holding, Inc., a Nevada corporation (the “Company”), and the persons identified as “Holders” on the signature pages hereto (the “Holders”).

WHEREAS, the Company issued certain 8% Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”) with an aggregate principal value of $1,562,500 due March 20, 2010 to the Holders; and

WHEREAS, the Company and the Holders have agreed to exchange the Debentures for Preferred Stock (as defined below).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Holder hereby agrees as follows:

1.         Definitions.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Nevada, in the form of Exhibit A attached hereto.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” shall have the meaning ascribed to such term in the Certificate of Designation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 4(b).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Company’s Series A Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A hereto.

 “Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all Preferred Stock, ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Subsidiary” means any direct or indirect subsidiary of the Corporation and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the date of this Agreement.

“Trading Day” means a day on which the principal Trading Market is open for trading.

 “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTC Bulletin Board, or OTC Markets (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Certificate of Designation, all schedules and exhibits thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation.

2.           Waiver.  Subject to the terms and conditions hereunder, each Holder hereby waives its right to exercise or enforce its rights under the Debentures.

3.           Agreements.

(a)           Exchanged Debentures.  The Company hereby agrees to issue to the Holders 2,500,000 shares of Preferred Stock, in the aggregate, issued and delivered in exchange for delivery and cancellation of the Debentures.  Each Holder acknowledges and agrees that upon the issuance and acceptance of the certificate evidencing its

Preferred Stock issued pursuant to this Section, the original certificates evidencing its Debentures will be deemed cancelled,

(b)           Filing of Certificate of Designation.  The Company hereby agrees to file the Certificate of Designation with the Secretary of State of Nevada prior to the Closing Date.  The Company shall provide written evidence of the filing of the Certificate of Designation with the Secretary of State of Nevada at or prior to the Closing Date.

4.           Representations and Warranties. The Company hereby makes to the Holders the following representations and warranties:

(a)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in (x) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (y) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), a “Material Adverse Effect”).

(c)           Equal Consideration.  Except as otherwise set forth herein, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

(d)           Issuance of the Preferred Stock.  The Preferred Stock are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(e)           Holding Period for Preferred Stock. Pursuant to Rule 144, the holding period of the Preferred Stock (and Underlying Shares issuable upon conversion thereof) shall tack back to the original issue date of the Debentures.  The Company agrees not to take a position contrary to this Section 4(e).  The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions (which may be satisfied pursuant to Section 5), necessary to issue to the Preferred Stock (and Underlying Shares issuable upon conversion thereof) without restriction and not containing any restrictive legend without the need for any action by the Holder.  The Company is not subject to Rule 144(i).

5.           Legal Opinion.  The Company hereby agrees to cause its legal counsel to issue a legal opinion to the undersigned Holders, substantially in the form of Exhibit B attached hereto.

6.           Miscellaneous.

(a)           In addition, the respective obligations and agreements of the Holders hereunder are subject to the following conditions being met: (a) the accuracy in all material respects of the representations and warranties of the Company contained herein (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) and (b) the performance by the Company of all if its obligations, covenants and agreements required to be performed hereunder.  Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.  The Company shall, within 2 Trading Days of the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and shall attach this Agreement and all other related agreements thereto, including, without limitation, the Certificate of Designation (the “8-K Filing”).  From and after the filing of the 8-K Filing with the Commission, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall consult with the Holders in issuing any other press releases with respect to the transactions contemplated hereby.

 (b)           This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

(c)           The Company has elected to provide all Holders with the same terms and form of agreement for the convenience of the Company and not because it was required or requested to do so by the Holders.  The obligations of each Holder under this Agreement, and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Agreement or any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Transaction Documents.  Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  Each Holder has been represented by its own separate legal counsel in their review and negotiation of this Agreement and the Transaction Documents.

(d)           If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f)           This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules.  The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement.  The parties hereto consent to exclusive jurisdiction and venue in the federal courts sitting in the southern district of New York, unless no federal subject matter jurisdiction exists, in which case the parties hereto consent to exclusive jurisdiction and venue in the New York state courts in the borough of Manhattan, New York.  Each party waives all defenses of lack of personal jurisdiction and forum non conveniens.  Process may be served on any party hereto in the manner authorized by applicable law or court rule.

***********************

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

FBC Holding Inc.

By:____/s/ Christopher LeClerc_____________
Name: Christopher LeClerc
Title:  CEO

[signature page(s) of Holders to follow]

COUNTERPART SIGNATURE PAGE OF HOLDER TO
SECURITIES EXCHANGE AGREEMENT
AMONG WAVE URANIUM HOLDING AND
THE HOLDERS THEREUNDER

Name of Holder:                                Enable Growth Partners, LP
Enable Opportunity Partners, LP
Pierce Diversified Strategies Series ENA
By:__/s/ Mitch Levine_______________________________

Name:__Mitch Levine_______________________________

Title:__GP/CEO____________________________________

Principal Amount of Debentures: _$1,562,500____________